                                                                    EXHIBIT 10.2

                          DEAN WITTER, DISCOVER & CO.
                         KEY EXECUTIVE EMPLOYMENT PLAN
                         -----------------------------

                          [As amended April 19, 1996]

            1. ESTABLISHMENT OF PLAN.
               ---------------------

          Dean Witter, Discover & Co. hereby establishes a severance compensation plan known as the Dean Witter, Discover & Co. Key Executive Employment Plan (the "Plan"). The purpose of the Plan is to enhance the ability of Dean Witter, Discover & Co. and its subsidiaries to attract, retain and motivate the most highly qualified executive officers and key employees and to reinforce and encourage the continued attention and dedication of such executive officers and key employees to their assigned duties, without being distracted by the circumstances associated with the possibility of a Change in Control (as hereinafter defined). The Plan is intended to constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA (as hereinafter defined) providing benefits for a select group of highly compensated employees of the Company.


            2.  DEFINITIONS.
                -----------

          As used herein, the following words and phrases shall have the following respective meanings unless the context clearly indicates otherwise.

          2.1  Applicable Period.  The term "Applicable Period" shall mean, with
               -----------------
respect to the Executive, the period commencing on the date the Executive would cease to be covered under the Company's Medical Plan due to an event giving rise to a right to receive Severance Benefits under Section 4.1 hereof and ending on the first to occur of (i) the Executive attains age 65; (ii) the Executive becomes eligible for coverage under any other group health plan, as an employee or otherwise, which does not contain any exclusion or limitation with respect to any preexisting condition of the Executive; or (iii) the Company terminates the Medical Plan and does not adopt any other group health plan. The term "Applicable Period" shall mean, with respect to an individual covered under the Medical Plan by virtue of being a spouse or dependent child of the Executive on the day before the commencement of the Applicable Period, the period commencing on the date the Executive's Applicable Period commences and ending on the

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first to occur of: (i) with respect to a spouse, the spouse attains age 65; (ii)
with respect to a dependent child, such child attains an age or status at which coverage under the Medical Plan would terminate regardless of other factors;
(iii) with respect to a spouse or a dependent child, such individual becomes eligible for coverage under any other group health plan, as an employee or otherwise, which does not contain any exclusion or limitation with respect to any preexisting condition of the spouse or dependent child; or (iv) the Company terminates the Medical Plan and does not adopt any other group health plan.

          2.2  Base Salary.  The term "Base Salary" shall mean the amount an
               -----------
Executive received as annual base salary, determined without regard to any deferral thereof pursuant to a salary deferral arrangement (including, without limitation, any deferral arrangement provided in an employee benefit plan maintained or sponsored by the Company).

          2.3  Board.  The "Board" shall mean the Board of Directors of DWD.
               -----
If, following a Change in Control, a parent entity owns, directly or indirectly, at least 50% of the combined voting power of the voting securities of DWD or any successor thereto, then the "Board" shall mean the Board of Directors of such parent entity.

          2.4  Bonus Amount.  The term "Bonus Amount" shall mean the annual
               ------------
incentive compensation earned by an Executive pursuant to any annual bonus plan maintained by the Company, determined without regard to any deferral thereof pursuant to a deferral arrangement (including, without limitation, any deferral arrangement provided in an employee benefit plan maintained or sponsored by the Company).

          2.5  Cause.  "Cause" for termination by the Company of the Executive's
               -----
employment shall mean (i) the willful and contin-ued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from Disability) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition (A) no act, or failure to act, on the

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Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and
(B) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Committee by clear and convincing evidence that Cause exists.

          2.6  Change in Control.  A "Change in Control" shall be deemed to have
               -----------------
occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

          (i) any Person is or becomes the beneficial owner, directly or indirectly, of securities of DWD (not including in the securities beneficially owned by such Person any securities acquired directly from DWD or any of its affiliates other than in connection with the acquisition by DWD or any of its affiliates of a business) representing 25% or more of either the then outstanding shares of the common stock of DWD or the combined voting power of DWD's then outstanding voting securities;

          (ii) a change in the composition of the Board such that individuals who, as of the Effective Date, constitute the Board cease for any reason to constitute at least a majority thereof, provided that any person who becomes a director subsequent to the Effective Date and whose nomination for election is approved by at least a majority of the directors as of the Effective Date (other than a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of DWD, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be deemed a director as of the Effective Date;

          (iii) the stockholders of DWD approve a merger or consolidation of DWD with any other corporation or approve the issuance of voting securities in connection with a merger or consolidation of DWD pursuant to applicable stock exchange requirements, other than (1) a merger or consolidation which would result in the voting securities of DWD outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary

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holding securities under an employee benefit plan of the Company, at least 75%
of the combined voting power of the voting securities of DWD or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of DWD (or similar transaction) in which no Person is or becomes the beneficial owner (determined pursuant to clause (i) above) directly or indirectly, of securities of DWD (not including in the securities beneficially owned by such Person any securities acquired directly from DWD or any of its affiliates other than in connection with the acquisition by DWD or any of its affiliates of a business) representing 25% or more of either the then outstanding shares of the common stock of DWD or the combined voting power of DWD's then outstanding voting securities; or

          (iv) the stockholders of DWD approve a plan of complete liquidation of DWD or an agreement for the sale or disposition by DWD of all or substantially all of DWD's assets, other than a sale or disposition by DWD of all or substantially all of DWD's assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of DWD immediately prior to such sale.

Notwithstanding the foregoing, no "Change in Control" shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of DWD immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of DWD immediately prior to such transaction or series of transactions.

          2.7  Committee.  "Committee" shall mean (1) the individuals (not less
               ---------
than three in number) who, on the date six months before a Change in Control, constitute the Compensation Committee of the Board, plus (2) in the event that less than three individuals are available from the group specified in clause (1) above for any reason, such individuals as serve, as of such date, on the Stock Option Committee of the Board or, if an insufficient number of individuals are available from the Stock Option Committee, then from the individuals serving, as of such date, on the Audit Committee of the Board or, if there still remains an insufficient number of individuals available to serve

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as the Committee, such individuals as may be appointed by the individual or individuals so available (including for this purpose any individual or individuals previously so appointed under this clause (2)) other than an individual who first becomes a director or officer of the Company following a Change in Control.

            2.8  Company.  "Company" shall mean, collectively, DWD and its
                 -------
majority-owned subsidiaries.

            2.9  DWD.  "DWD" shall mean Dean Witter, Discover & Co.
                 ---

          2.10  Disability.  "Disability" shall mean (i) a physical or mental
                ----------
infirmity which has been determined to be a total and permanent disability under and in accordance with the provisions of the Dean Witter Reynolds Inc. Pension Plan, as amended from time to time, or (ii) a physical or mental infirmity which impairs an Executive's ability to substantially perform such Executive's duties which continues for a period of at least one hundred eighty (180) consecutive days. In the event of a dispute concerning the application of this section, no claim by the Company regarding the existence or nonexistence of Disability shall be given effect unless the Company establishes to the Committee, by clear and convincing evidence, that a Disability exists or does not exist, as the case may be.

            2.11  Effective Date.  The "Effective Date" shall mean April 21,
                  --------------
1995.

            2.12  ERISA.  "ERISA" shall mean the Employee Retirement Income
                  -----
Security Act of 1974, as amended from time to time.

            2.13  Exchange Act.  The "Exchange Act" shall mean the Securities
                  ------------
Exchange Act of 1934, as amended from time to time.

          2.14  Executive.  An "Executive" shall mean an executive or key
                ---------
employee of the Company listed on Appendix A attached hereto, and such additional executives and key employees as may hereafter be designated Executives under this Plan by the Board (or a committee thereof to which such authority is delegated). The Board (or such committee) may add executives and key employees of the Company to Appendix A by resolution thereof and may only remove executives and key employees of the Company from Appendix A by adopting an amendment to the Plan which modifies Appendix A.

          2.15  Good Reason.  "Good Reason" shall mean the occurrence, within
                -----------
two years after a Change in Control, of any of the following events or conditions:

          (i) the assignment to the Executive of any duties inconsistent with the Executive's status as an executive or key employee of the Company or a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

          (ii) a reduction by the Company, for any reason, to the Executive's Total Compensation as in effect immediately prior to the Change in Control or as the same may be increased thereafter from time to time, except for a reduction resulting by reason of the failure of the Executive's applicable business segment or division to attain applicable "performance standards" as established under the Company's Executive Incentive Compensation Plan, provided that, with respect to any such performance standards set following a Change in Control, the opportunity to attain such performance standards shall be adjusted to ensure that such performance standards are no more onerous than the opportunity to attain the performance standards last adopted prior to the Change in Control; or

          (iii) the Company's requiring the Executive to be based more than 30 miles from the location at which such Executive was based immediately prior to the Change in Control, except for required travel on the Company's business.

For purposes of any determination regarding the existence of Good Reason, any claim by an Executive that Good Reason exists shall be presumed to be accurate unless the Company establishes to the Committee by clear and convincing evidence that Good Reason does not exist.

          2.16  Medical Plan.  The term "Medical Plan" means any plan, program
                ------------
or arrangement sponsored by the Company under which an Executive is eligible to receive, through insurance, reimbursement or otherwise, hospital, medical or surgical services and goods including the DWD Healthcare Partnership Plan, the Dean Witter Reynolds Inc. Medical Plan, any Health Maintenance Organization offered by or through the Company and any successors to such plans but excluding the DWD Dental Plan and Flexible Spending Account.

          2.17  Notice of Termination.  "Notice of Termination" shall mean a
                ---------------------
notice which indicates the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of an Executive's employment under the provision so indicated.

          2.18  Person.  "Person" shall mean any person (as defined in Section
                ------
3(a)(9) of the Exchange Act, as such term is modified in Sections 13(d) and 14(d) of the Exchange Act) other than (1) any employee plan established by the Company, (2) DWD or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by stockholders of DWD in substantially the same proportions as their ownership of DWD.

          2.19  Plan.  The "Plan" shall mean this Dean Witter, Discover & Co.
                ----
Key Executive Employment Plan, as amended from time to time.

          2.20  Potential Change in Control.  "Potential Change in Control"
                ---------------------------
shall mean the occurrence of any of the following events or conditions:

            (i) DWD enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

          (ii) any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or

          (iii) any Person is or becomes the beneficial owner, directly or indirectly, of securities of DWD (not including in the securities beneficially owned by such Person any securities acquired directly from DWD or its affiliates other than in connection with the acquisition by DWD or any of its affiliates of a business) representing 10% or more of either the then outstanding shares of the Common Stock of DWD or the combined voting power of DWD's then outstanding voting securities.

          2.21  Severance Benefits.  "Severance Benefits" shall mean the
                ------------------
benefits payable in accordance with Section 4 of this Plan.

          2.22  Termination Date.  "Termination Date" shall mean, except as
                ----------------
provided in Section 4.1(c) hereof, (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30)-day period), (ii) if the Executive's employment is terminated for any other reason (other than as specified in clause (iii) below), the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen
(15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given), and (iii) if the Executive ceases to be employed by the Company as a result of a transaction described in Section 4.1(b) hereof, the date of consummation of such transaction.

          2.23  Total Compensation.  "Total Compensation" shall mean, with
                ------------------
respect to any Executive, the aggregate of such Executive's (i) Base Salary,
(ii) Bonus Amount, (iii) all long term incentive compensation (including, but not limited to stock options and similar equity based compensation) granted to the Executive on an annual basis, and (iv) any other employee benefits, under each employee benefit plan in which the Executive participates, on an annual basis.

            3.    ELIGIBILITY.
                  -----------

          3.1  Participation.  An Executive shall participate in and, subject to
               -------------
the terms and conditions of the Plan, be entitled to receive benefits provided by, the Plan, commencing at the time and continuing so long as such Executive is included on Appendix A as provided in Section 2.14 hereof. An Executive entitled to payment of Severance Benefits shall participate in the Plan until the full amount of the Severance Benefits has been paid to such Executive.

            4.    SEVERANCE.
                  ---------

            4.1  Right to Severance Benefits.
                 ---------------------------

          (a) Subject to Sections 4.1(b) and 4.1(c), an Executive shall be entitled to receive and the Company shall be obligated to pay Severance Benefits from the Company in the amount determined pursuant to Section 4.2 if (i) a Change in Control has occurred on or after the Effective Date and (ii) within two years thereafter, such Executive's employment with the Company is terminated
(1) by the Company other than for Cause or Disability, as defined in Section 2.10(i) only, or (2) by the Executive for Good Reason.

          (b) Notwithstanding paragraph (a) above, in the event the Executive ceases to be employed by the Company after a Change in Control (or, under circumstances described in paragraph (c) below, prior to a Change in Control) as a result of the sale, divestiture or other disposition of a division or business (or part thereof) of the Company, such cessation shall not constitute a termination of employment of the Executive for purposes of the Plan so long as
(i) the Executive is offered substantially equivalent employment by the acquiror of such division or business (or part thereof), or an affiliate thereof, immediately following such sale, divestiture or other disposition; and (ii) such acquiror, or an affiliate thereof, agrees in writing to adopt the Plan and assume the obligations of the Company under the Plan with respect to the Executive and the Committee until the second anniversary of such Change in Control. For purposes of any determination regarding the applicability of this
Section 4.1(b), any position taken by the Executive shall be presumed to be accurate unless the Company establishes to the Committee by clear and convincing evidence that such position is not accurate.

          (c) Notwithstanding paragraph (a) above but subject to paragraph (b) above, if an Executive's employment with the Company is terminated prior to the date of a Change in Control and such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for purposes of Section 4.1(a), the Executive's employment will be deemed to have terminated within two years after the Change in Control and for all purposes of this Plan, the Termination Date shall mean the date of such Change in Control. For purposes of any determination regarding the applicability of this Section 4.1(c), any position taken by the Executive shall be presumed to be accurate unless the Company establishes to the Committee by clear and convincing evidence that such position is not accurate.

            4.2  Amount of Severance Benefits.
                 ----------------------------

          (a) Subject to Section 4.2(b) below, if an Executive's employment is terminated under circumstances entitling such Executive to Severance Benefits as provided in Section 4.1, such Executive shall (i) be entitled to receive a lump-sum payment from the Company, as soon as practicable but in no event later than 30 days following the Termination Date, in an amount equal to two (2) times the higher of (A) the average of the Executive's aggregate Base Salary and Bonus Amount in respect of the three fiscal years immediately preceding the fiscal year in which occurs the Change in Control or (B) the average of the Executive's aggregate Base Salary and Bonus Amount in respect of the three fiscal years immediately preceding the fiscal year in which occurs the Termination Date, and
(ii) be entitled, effective immediately following termination of employment, to elect to remain a participant of, and to continued to be covered under, the Company's Medical Plan at the same level of coverage as in effect immediately prior to such termination of employment, so long as such Executive contributes to the cost of such coverage at the same contribution rate then applicable to active participants of such plan, for the Applicable Period. The Company shall be obligated to satisfy the foregoing entitlements of the Executive notwithstanding the existence of any dispute between the parties concerning the nature of the termination of the Executive's employment, subject, however, to the Company's reservation of its right to seek reimbursement of any amounts previously paid should it ultimately prevail in such dispute. The Company acknowledges that its failure to make any payments in respect of this paragraph
(a) will constitute irreparable harm to the Executive, giving rise to a right to a remedy of specific performance, on an expedited basis. Should the Company fail to pay when due the amounts described in clause (i) above, the Executive shall also be entitled to receive from the Company an amount representing interest on any unpaid amounts, from the due date to the date of payment, at a rate equal to the prime rate of Chemical Bank as in effect on the Termination Date.

          (b) The amount of the Severance Benefits to which an Executive is otherwise entitled under this Plan shall be reduced (but not below zero) to the extent necessary so that no portion of the Severance Benefits shall be subject to the imposition of excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"). All determinations required to be made under this Section 4.2(b) shall be made by a nationally recognized accounting firm designated by the Company (other than the accounting firm that is regularly engaged by the person, or any affiliate of the person, who has effectuated a Change in Control) and reasonably acceptable to an Executive (the "Accounting Firm"). The Accounting Firm shall provide its determination, together with detailed supporting calculations and documentation, both to the Company and an Executive within 15 days after the Executive's Termination Date (or such earlier time as is requested by the Company). All fees, costs and expenses (including, but not limited to, the costs of retaining experts) of the Accounting Firm shall be borne by the Company and the Company shall pay such fees, costs and expenses as they become due.


            5.SUCCESSORS AND ASSIGNS.
              ----------------------

            5.1  Successors and Assigns.
                 ----------------------

This Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns. The term "the Company" as used herein shall include such successors and assigns.

Neither this Plan nor any right or interest hereunder shall be assignable or transferable by an Executive or by the Executive's beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Plan shall inure to the benefit of and be enforceable by an Executive's legal representative.

            6.  AMENDMENT AND PLAN TERMINATION.
                ------------------------------

          6.1  Amendment and Termination.  The Plan may be terminated or amended
               -------------------------
in any respect by resolution duly adopted by the Board or a committee thereof designated by the Board; provided, however that (1) following the occurrence of
                         --------
a Potential Change in Control but only for so long as such Potential Change in Control is continuing and (2) following the occurrence of a Change in Control, the Plan no longer shall be subject to amendment or termination in any manner adverse to any Executive. This Plan shall automatically terminate on the second anniversary of a Change in Control, subject to an Executive's right to receive payment of any Severance Benefits to which such Executive is entitled as a result of the termination of such Executive's employment on or prior to the date of termination of the Plan.


            7.  MISCELLANEOUS.
                -------------

          7.1  No Rights to Employment.  Nothing in the Plan shall confer upon
               -----------------------
any Executive the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Executive's employment.

          7.2  Fees, Expenses and Indemnification.  The Company shall pay on a
               ----------------------------------
current basis, as incurred, all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by an Executive in connection with such Executive's seeking in good faith to obtain or enforce any right or benefit provided by this Plan. The Company shall indemnify the Committee to the extent permitted by law with respect to any claims arising out of the acts or omissions of the Committee.

          7.3  Notice.  For the purpose of this Plan, notices and all other
               ------
communications provided for in the Plan (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the Committee with a copy to the Secretary of DWD. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

          7.4  Named Fiduciary and Plan Administrator.  The Committee is hereby
               --------------------------------------
designated the "named fiduciary" (within the meaning of Section 402(a)(2) of ERISA) of the Plan. The Committee (i) shall have authority for the management, control and administration of the Plan, including the power to interpret the terms hereof, and (ii) may allocate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of any ministerial duties to qualified individuals.

            7.5  Claims Procedure.
                 ----------------

          (a) All claims by an Executive or the Company relating to the payment of Severance Benefits shall be in writing and shall be filed with the Committee.

          (b) If the Committee wholly or partially rules against the Company or the Executive, the Committee shall provide such party with written notice immediately following the decision and in any event, within sixty (60) days after the receipt of the claim setting forth:

               (i) the specific reason for the Committee's decision;

               (ii) specific reference to pertinent Plan provisions on which the decision is based;

               (iii) in the case of a claim by the Executive, a description of any additional material or information which must be submitted to cause the Committee to rule favorably upon the Executive's claim, and an explanation of why such material or information is necessary; and

               (iv) an explanation of the Plan's review procedure.

          (c) In the event the Committee wholly or partially rules against the Company or the Executive, the applicable party shall have sixty (60) days after the day on which such written notice by the Committee is received by such party to apply (in person or by authorized representative) in writing to the Committee for a full and fair review of the Committee's ruling. In connection with such review, the applicable party (or such party's representative) shall be afforded a reasonable opportunity to review pertinent documents, and may submit issues and comments in writing.

          (d)  The Committee shall issue its decision on review within sixty
(60) days after receipt of the applicable party's application for review, unless in the sole discretion of the Committee special circumstances require an extension to not later than one hundred twenty (120) days after such receipt. The decision shall be in writing and shall set forth specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

          (e) The Committee shall have the discretionary authority to interpret and construe the terms of the Plan and to determine eligibility for and entitlement to Severance Benefits in accordance with the terms of the Plan. Any reasonable interpretation or construction of the Plan's terms or determinations made by the Committee as to eligibility or entitlement, adopted in good faith, shall be final and binding upon the Company and the Executives. In making any determinations under the Plan, the Committee shall be bound by and shall follow all provisions of this Plan, including but not limited to those provisions establishing "clear and convincing evidence" as the standard for determining whether the Company has satisfied its burden of proof in connection with certain matters specified hereunder.

          (f) Nothing contained herein shall be construed to diminish the right of an Executive to bring an action to assert rights arising under the Plan or to seek relief from an adverse determination of the Committee under any applicable law or before any court of competent jurisdiction.

          7.6  Governing Law.  Except to the extent preempted by ERISA, this
               -------------
Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without giving effect to the conflict of law principles thereof.

          7.7  Severability.  The provisions of this Plan shall be deemed
               ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision hereof.

          7.8  Unfunded Plan.  The Plan shall be unfunded and shall not create
               -------------
(or be construed to create) a trust or a separate fund or funds. To the extent any person holds any rights under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

          7.9  Other Plans.  Severance Benefits payable under this Plan shall be
               -----------
in lieu of any severance benefits payable under any other plan, policy or practice maintained by the Company (collectively, the "Other Plans"); provided, however, that if the amount of Severance Benefits to which an Executive is otherwise entitled hereunder is reduced pursuant to Section 4.2(b) hereof, then the Executive shall be entitled to benefits under the Other Plans (but only to the extent of such reduction and then only if and to the extent the payment of such benefits shall not cause any of such benefits or the Severance Benefits to be subject to the excise tax under Section 4999 of the Code). All determinations required to be made under this Section 7.9 shall be made in the manner, and shall otherwise be subject to the conditions, prescribed by Section 4.2(b) hereof.

                                   APPENDIX A
                                   ----------

           Dean Witter, Discover & Co. Key Executive Employment Plan

           Executives designated pursuant to section 2.14 of the Plan

NAME

COMPANY
- ------------------------

Philip J. Purcell
Mitchell M. Merin
Thomas C. Schneider
Christine A. Edwards
Birendra Kumar
Ronald T. Carman
Michael T. Cunningham
William P. O'Hara
Robert P. Seass
Joseph G. Ciaccio
Thomas H. Burr

SECURITIES
- ------------------------

Richard M. DeMartini
James F. Higgins
Robert J. Dwyer
Charles A. Fiumefreddo
William B. Smith
Stephen R. Miller
Richard F. Powers III

CREDIT SERVICES
- ------------------------

Thomas R. Butler
Billy J. Martin
Nancy S. Donovan
William L. Hodges
Robert L. Wieseneck


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